OIL

CERTIFICATE OF INCUMBENCY

JRSIS HEALTH CARE LIMITED

We, Offshore Incorporations Limited of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, being the duly appointed Registered Agent of **JRSIS HEALTH CARE LIMITED** (the "Company"), a BVI Business Company incorporated in the British Virgin Islands on 25 February 2013 with Company Number 1761832, to the best of our knowledge and according to our records, hereby certify the following:-

(1) The Company is in good standing in the British Virgin Islands.

(2) The Registered Office of the Company is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

(3) That as far as can be determined from the documents retained at the Registered Office of the Company:

(i) The current director(s):

Name	Date Appointed
Xing Yan Hua	25 February 2013

(ii) The current shareholder(s):

Name	No. of Share(s) Held
JRSIS HEALTH CARE CORPORATION	50,000

(iii) The current secretary(ies):

Name	Date Appointed
Excellent Honour Corporate Services Limited 卓譽商業服務有限公司	25 February 2013

(iv) The Company is authorised to issue a maximum of 50,000 shares of a single class each with a par value of USD1.00.

(v) The Company's Register of Charges maintained at its Registered Office contains no entries and a copy is attached hereto. It should be noted that a Register of Registered Charges in respect of the Company may be kept at the Registry of Corporate Affairs pursuant to section 163 of the Act. The keeping of any such Register of Registered Charges is independent of the keeping of any register at its Registered Office and the contents of a Register of Registered Charges may not correspond with those of any register at the Registered Office.

Signed on 22 January 2014

For and on behalf of
Offshore Incorporations Limited

Authorised Signatory

OFFSHORE INCORPORATIONS LIMITED COMMON SEAL

Name of Company **JRSIS HEALTH CARE LIMITED**
Company Number **1761832**

ORIGINAL

REGISTER OF CHARGES

Date of Creation of Charge	Description of Liability Secured by the Charge	Description of Property Charged	Name and Address of Trustee for Security/Chargee (delete as applicable)	Name and Address of the Holder of the Charge	Details of Prohibitions or Restrictions on the Power of the Company to Create Future Charges Over the Charged Property

PLEASE NOTE: IF A COMPANY CREATES A CHARGE, IT IS OBLIGED TO KEEP A COPY OF THE REGISTER, CONTAINING DETAILS OF THE CHARGE, UNDER SECTION 162 AT THE REGISTERED OFFICE.